UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCEAN POWER TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

PARAGON TECHNOLOGIES, INC.

HESHAM M. GAD

SHAWN M. HARPEN

JACK H. JACOBS

SAMUEL S. WEISER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 22, 2024, Paragon Technologies, Inc. issued a statement and a presentation relating to Ocean Power Technologies, Inc., copies of which are set forth below:

Paragon Calls Out OPT’s Inaccurate Statements About Voting on the Blue Proxy Card; Vote the Blue Proxy Card and Put an End to the Corporate Greed and Drowning Share Price

EASTON, PA – January 22, 2024

Paragon Technologies, Inc. (“Paragon”), a diversified holding company, owning approximately 4.8% of the outstanding shares of Ocean Power Technologies, Inc. (NYSE American: OPTT), (“Company”) (“OPT”), asks shareholders to disregard misleading statements from OPT about your vote not counting on the BLUE proxy card. Your vote does count. The Delaware court, not OPT, will determine the voting.

Please click the below link and see why by voting on the BLUE you are voting against the continued corporate greed, entrenchment, and most importantly, an end to the nearly 90% decline in OPT’s share price since the newly constituted Board and CEO were put in place.

Vote the BLUE proxy card and put an end to: Vote the Blue Proxy Card for Paragon’s Nominees and send a message to OPT that shareholders are sick and tired of insiders making money while shareholders are losing money everyday. 1. Corporate Greed Ending OPT’s Board paying themselves more while shareholders lose more. 2. Entrenchment Ending the reign of a Board that has “rigged the rules” to ensure NO shareholder has a real voice at choosing their representatives. 3. Total Shareholder Loss Under the leadership of Chairman Cryan and CEO Stratmann, OPT shares have lost approximately 90% of their value and OPT shares continue to steadily decline. 4. Deception Management continues to make misleading statements touting the “strategy is working” and costs are being managed “tightly” while the financial results worsen each quarter. Your voice matters and your vote counts. Vote the BLUE proxy and put a stop to management benefiting at your expense.

Look at how insiders have paid themselves while OPT’s share price continued to drop By voting only the BLUE proxy card you are making your voice heard and putting a stop to OPT’s insiders profiting at the expense of shareholders. The numbers do not lie. In 6 years, the Board and Executives have taken more money than OPT earned in sales!! Put a stop to his by voting only on the BLUE proxy card.

Our director nominees have a distinguished track record of delivering sustainable, significant shareholder value while remaining 100% aligned with ALL shareholders. We will do the same at OPT.  Paragon is nominating four highly qualified individuals who are aligned with shareholder interests.  Paragon’s director candidates possess the skills, experience, and focus necessary to turn OPT around and create a company that works for the benefit of shareholders, not insiders.  Sham Gad (Chairman/CEO, Paragon) – brings needed experience in restructuring companies to turn unprofitable businesses into profitable ones. Mr. Gad also has the relevant experience in operational execution, leading public companies, acquisition, and a proven track record of generating significant shareholder value.  Samuel S. Weiser – an Audit/Accounting expert and proven executive leadership at public companies.  Col. Jack H. Jacobs – has a distinguished military background, successful business career, and brings a deep understanding of government contracting. Mr. Jacobs currently has U.S. government security clearance. No OPT director currently has security clearance.  Shawn M. Harpen – brings her legal knowledge, government experience, and is a nationally recognized corporate governance expert.

2015 2022 % change Revenue 1 $11.6 million $134 million +831% Net Income 1 $848,000 $4.7 million +454% S. Equity 1 $3.6 million $18.0 million +400% Shares Out. 1 1,684,745 1,716,745 +1.9% Share Price 2 $0.85 $9.00 2 +800% 1. PARAGON TECHNOLOGIES 2015 AND 2022 ANNUAL REPORET FILED WITH OTC . 2. SHARE PRICE DATA PROVIDED BY MORGAN STANLEY/E - TRADE AND REFLECTS SHARE PRICE AS OF 1/1/2015 AND 1/8/2023 Paragon’s results have delivered for shareholders over a sustainable period with complete alignment with all stakeholders. Paragon Technologies Snapshot  We have delivered results for our business and for our shareholders over the years.  We are extraordinarily confident in our belief that we can do the same for Ocean Power because we have the right candidates at the right time.

 The BLUE proxy card is the ONLY VOTE AGAINST the current Board.  If you voted to withhold, you can change your vote and send a stronger message by voting the BLUE proxy card.  Do not vote the WHITE proxy card.  Do NOT vote WITHHOLD.  ONLY VOTE THE BLUE PROXY CARD AND SEND A STRONG MESSAGE TO THE OPT BOARD . Make your vote count and send a clear message that the Board’s self - serving tactics have harmed shareholders – vote ONLY the BLUE Proxy Card S0

 Your vote counts.  The Delaware Courts, NOT OPT, will determine the vote.  Do not cast any vote on the WHITE proxy card.  Please email us at ir@pgntgroup.com about how to vote your BLUE proxy card or contact our Proxy Solicitor, Alliance Advisors at OPTT@allianceadvisors.com . By voting on Paragon’s BLUE universal proxy card, you can send a message to OPT that you do not support their actions in relation to the Annual Meeting and attempting to block the recognition of Paragon’s nominees. OPT has said that it will disregard proxy votes in favor of Paragon’s director nominees. Whether OPT may lawfully disregard Paragon’s director nominees is an issue that Paragon expects will be resolved by the Delaware courts. Stockholders should review the section of Paragon’s proxy statement titled “Questions And Answers Relating To This Proxy Solicitation -- Why is OPT saying it will disregard Paragon’s director nomina tions, and how does that impact proxies that stockholders provide to Paragon?” Make your vote count and send a clear message that the Board’s self - serving tactics have harmed shareholders – vote ONLY the BLUE Proxy Card

If you didn’t receive a BLUE PROXY CARD and want to vote to send OPT’s Board and CEO a message to stop the destruction of shareholder value, please provide us with your contact information, and we will arrange to have the BLUE PROXY CARD sent to you.

Please email us at ir@pgntgroup.com with any questions about how to vote your BLUE proxy card.

We appreciate the support from shareholders thus far. If shareholders have any questions, please contact our Proxy Solicitor, Alliance Advisors at:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Toll-Free Phone: 855-200-8651

Email: OPTT@allianceadvisors.com

By voting on Paragon’s BLUE universal proxy card, you can send a message to OPT that you do not support their actions in relation to the Annual Meeting and attempting to block the recognition of Paragon’s nominees.

OPT has said that it will disregard proxy votes in favor of Paragon’s director nominees. Whether OPT may lawfully disregard Paragon’s director nominees is an issue that Paragon expects will be resolved by the Delaware courts.

Stockholders should review the section of Paragon’s proxy statement titled “Questions And Answers Relating To This Proxy Solicitation--Why is OPT saying it will disregard Paragon’s director nominations, and how does that impact proxies that stockholders provide to Paragon?”

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Paragon Technologies, Inc., together with the other participants named herein, intends to make a filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of director nominees at the 2023 annual meeting of shareholders of Ocean Power Technologies, Inc., a Delaware corporation (the “company”).

Paragon Technologies, Inc. is the beneficial owner of 2,649,241 shares of common stock of the company, par value $0.001 per share (“common stock”).

Paragon Technologies, Inc., and Paragon’s director nominees Hesham M. Gad, Shawn M. Harpen, Jack H. Jacobs, and Samuel S. Weiser, will be the participants in the proxy solicitation. Mr. Gad, Executive Chairman of Paragon’s Board of Directors and Chief Executive Officer of Paragon, and Messrs. Jacobs and Weiser, directors of Paragon, may be deemed to beneficially own the shares of the company’s common stock held by Paragon. Ms. Harpen does not own beneficially or of record any securities of the company. Updated information regarding the participants and their direct and indirect interests in the solicitation, by security holdings or otherwise, will be included in Paragon’s proxy statement and other materials filed with the SEC.

SHAREHOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE COMPANY’S ANNUAL MEETING, PARAGON’S SOLICITATION OF PROXIES AND PARAGON’S NOMINEES TO THE BOARD. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV OR FROM PARAGON TECHNOLOGIES, INC. REQUESTS FOR COPIES, WHEN AVAILABLE, SHOULD BE DIRECTED TO PARAGON’S PROXY SOLICITOR.